UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 15, 2006

                        VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

           1-31614                                  77-0138960
      (Commission File Number)               (IRS Employer Identification No.)

                  741 Calle Plano, Camarillo, California        93012
                 (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (805) 388-3700

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]  Written communications pursuant to Rule 425 under the Securities Act
           (17 CFR 230.425)

     [  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     As previously disclosed, Vitesse Semiconductor Corporation (the "Company") received a letter from U.S. Bank National Association, as Trustee (the
"Trustee")   under  the   Indenture,   dated  as  of  September  22,  2004  (the
"Indenture"), relating to the Company's 1.50% Convertible Subordinated Debentures due 2024 (the "Debentures"). In the letter, the Trustee alleged compliance deficiencies under the Indenture relating to the Company's failure to file with the Securities and Exchange Commission and the Trustee the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The letter stated that if the alleged compliance deficiencies were not cured within 60 days after May 26, 2006, there would be an Event of Default under the Indenture and the Trustee would seek the remedies allowed in the Indenture to protect the interests of the bondholders.

     On August 15, 2006, the Company received a letter from the Trustee in which the Trustee purported to declare the entire principal amount of the Debentures, plus accrued and unpaid interest to the date of payment, immediately due and payable.

     The Company continues to believe that there are no compliance deficiencies under the Indenture and that an Event of Default has not occurred under the Indenture. Accordingly, the Company believes that the Trustee's attempt to accelerate payment of the Debentures is invalid. The Company will contest the Trustee's assertion that an Event of Default has occurred under the Indenture and its attempt to accelerate payment of the Debentures, and will vigorously defend against any attempt by the Trustee or the holders of the Debentures to seek any remedies under the Indenture based on the asserted Event of Default and acceleration.

     Notwithstanding the Company's position, the Company is in negotiations with the holders of a majority of the Debentures to determine if a resolution of this dispute can be reached. In that connection, the Company understands that the holders of a majority of the Debentures have agreed to instruct the Trustee to forebear from taking any further action with respect to the Debentures for a period of 14 days to determine if a resolution of this dispute can be reached.

     Approximately $96.7 million aggregate principal amount of the Debentures are outstanding.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on August 21, 2006.


                        VITESSE SEMICONDUCTOR CORPORATION


                        By: /s/ Christopher  Gardner
                           -------------------------------
                           Christopher Gardner
                           Chief Executive Officer